Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

PMV Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share		(1)(2)	(3)	(3)		—

	Equity	Preferred Stock, par value $0.00001 per share		(1)(2)	(3)	(3)		—

	Debt	Debt Securities		(1)(2)	(3)	(3)		—

	Other	Warrants		(1)(2)	(3)	(3)		—

	Other	Subscription Rights		(1)(2)	(3)	(3)		—

	Other	Purchase Contracts		(1)(2)	(3)	(3)		—

	Other	Units(4)		(1)(2)	(3)	(3)		—

	Unallocated (Universal) Shelf	—	457(o)	(1)(2)	(3)	$200,000,000(3)	$153.10 per $1,000,000	$30,620

	Total Offering Amounts					$200,000,000		$30,620

	Total Fee Previously Paid							—

	Total Fee Offsets							$30,620

	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	PMV Pharmaceuticals, Inc.	S-3ASR	333-260012	October 4, 2021		$8,580(5)	Equity	Common Stock, par value $0.00001 per share	N/A	$113,792,846.40

Fee Offset Sources	PMV Pharmaceuticals, Inc.	S-3ASR	333-260012		October 4, 2021						$13,905

Fee Offset Claims	PMV Pharmaceuticals, Inc.	POSASR	333-260012	March 1, 2023		$22,040(6)	Unallocated (Universal) Shelf	—	N/A	$200,000,000

Fee Offset Sources	PMV Pharmaceuticals, Inc.	POSASR	333-260012		March 1, 2023						$22,040

(1)

The securities registered consists of up to $200,000,000 of an indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, (e) subscription rights to purchase common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities of the registrant, (f) purchase contracts, and (g) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, purchase contracts and subscription rights.

(5)

On October 4, 2021, the registrant filed a Registration Statement on Form S-3ASR (File No. 333-260012) (the “Prior Registration Statement”), including a sales agreement prospectus supplement (the “Prior ATM Prospectus Supplement”) covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of the registrant’s common stock. $36,207,153.60 of securities were sold pursuant to the Prior ATM Prospectus Supplement. The Prior Registration Statement expired on October 4, 2024, and therefore all offerings thereunder have been completed or terminated. As a result, the registrant has $113,792,846.40 of unsold securities and $10,548 in unused filing fees associated with the Prior ATM Prospectus Supplement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using a portion of the unused filing fees associated with the Prior ATM Prospectus Supplement to offset the filing fee payable in connection with this filing.

(6)

On March 1, 2023, the registrant filed a Post-Effective Amendment No. 1 to the Prior Registration Statement (the “Prior Post-Effective Amendment”) for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering up to $200,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts and units and paying the associated filing fee. Of the $200,000,000 of securities registered with the Prior Post-Effective Amendment, none have been sold. The Prior Registration Statement expired on October 4, 2024, and therefore all offerings thereunder have been completed or terminated. As a result, the registrant has $200,000,000 of unsold securities and $22,040 in unused filing fees associated with the Prior Post-Effective Amendment. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees associated with the Prior Post-Effective Amendment to offset the filing fee payable in connection with this filing.